UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2020

Trxade Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

(Address of principal executive offices)(zip code)

800-261-0281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stockholder Approval of the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan

On May 29, 2020, Trxade Group, Inc. (“we”, “us” or the “Company”) held its 2020 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders of the Company approved and ratified the Company’s Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”), which amended the Company’s 2019 Equity Incentive Plan to (a) increase by one million, the number of shares reserved for issuance under such plan (to 2,000,000 total shares)(the “Available Shares”); and (b) to amend such plan to include an ‘evergreen’ feature, which results in an automatic increase in the Available Shares on April 1st of each calendar year, beginning in 2021 and ending in 2029 (each a “Date of Determination”), in each case subject to the approval and determination of the administrator of the 2019 Plan on or prior to the applicable Date of Determination, equal to the lesser of (A) ten percent (10%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the administrator (the “Share Limit”). The Company’s stockholders approved the Amended and Restated 2019 Plan in accordance with the voting results set forth below under Item 5.07. The amendments to the 2019 Plan were originally approved by the Board of Directors of the Company on April 9, 2020, subject to stockholder approval.

The material terms of the 2019 Plan were described in the Company’s Proxy (defined below in Item 5.07) under the caption “Proposal 2 – Ratification of the Company’s Amended and Restated 2019 Equity Incentive Plan”. The 2019 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the 2019 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2019 Plan are not intended to qualify as incentive stock options under the Code.

The above description of the 2019 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 5,913,240 shares of voting stock, or 79.0% of our 7,484,370 total outstanding voting shares as of April 13, 2020, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2020 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1	For	Withhold
Election of Directors
Suren Ajjarapu	5,711,550	201,690
Prashant Patel	5,711,550	201,690
Donald G. Fell	5,709,018	204,222
Michael L. Peterson	5,908,018	5,222
Dr. Pamela Tenaerts	5,909,617	3,623

Proposal 2	For	Against	Abstain*
Approval and ratification of the Company's 2019 Amended and Restated Equity Incentive Plan	5,487,738	204,737	220,765

Proposal 3	For	Against	Abstain*
Ratification of the Appointment of MaloneBailey, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020	5,910,626	1,004	1,610

* There were no Broker Non-Votes on these proposals.

As a result of the above voting, each of the five (5) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in the proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal and proposals 2 and 3, which each required the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote, were validly approved by the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE GROUP, INC.

Date: June 1, 2020	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan

* Filed herewith.